UNITED STATES SECURITIES AND EXCHANGE COMMISSION
SECOND AMENDMENT TO CURRENT REPORT ON FORM 8-K

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 15-d
of the Securities Exchange Act of 1934

For the Period Ended: April 8, 2005

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: April 8, 2005)

Filing Date of this Report: September 25, 2007

Montana Acquisition Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL
STATEMENTS.
ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     We previously reported that, in late September 2005, our President spoke with Mark Chalachan of Arthur Place & Company, P. C., of Albany, New York to discuss the status of the Place firm's continuation to serve as our retainer in the position of independent principal certifying accountant. Based upon and following that discussion, our President mailed a letter to the Place firm, dated October 7, 2005, asking for its resignation.

     The decision by our Board of Directors to request the Place firm's resignation was not based on its qualifications, its prior performance during its period of engagement, or as the result of its agreement or disagreement with us on any matter of accounting principles, policies, or procedures. Our decision to elect a new certifying accountant to replace the Place firm was administrative in nature and proposed by our principal stockholder, Randolph S. Hudson.

     During the last two years, the Place firm did not perform any work or services for us in any capacity.

     We initially engaged the Place firm on or around July 18, 2000. Based on our information and belief, between July 18, 2000 and the date of its resignation, April 8, 2005, the Place firm performed the following work and services for us:

1. The Place firm audited our balance sheet as of July 18, 2000, the related statements of changes in stockholders' equity, income, and cash flows from the period June 9, 2000, which was our date of incorporation) through July 18, 2000.

The compilation and preparation of those reports were the responsibility of our management.

The Place firm conducted its audit in accordance with generally accepted auditing standards.

The Place firm issued an opinion for the work discussed in this Section 1 on August 30, 2000.

2. The Place firm audited our balance sheet as of December 31, 2000, and the related statements of changes of stockholders' equity, income, and cash flows for the period June 6, 2000 through December 31, 2000.

The compilation and preparation of those reports were the responsibility of our management.

The Place firm conducted its audit in accordance with auditing standards generally accepted in the United States.

The Place firm issued an opinion for the work discussed in this Section 2 on March 1, 2001.

3. The Place firm reviewed our balance sheet as of August 31, 2001, and the related statements of changes in stockholders' equity, income, and cash flows for the period January 1, 2001 through August 31, 2001.

The Place firm's review of those statements conducted in accordance with standards established by the American Institute of Certified Public Accountants, and, was based on information represented by our management.

The Place firm indicated the conclusion of its review of the work in this Section 3 in a letter to us dated September 25, 2001.

     On October 14, 2005, we reported that we received a letter from the Place firm that, among other things, indicated that it resigned as our principal certifying accountant effective April 8, 2005 because it did not want to stand for nor did it want to be considered for reelection.

     The Place firm's reports on our financial statements for the two years prior to its resignation did not contain any adverse opinion or disclaimer of opinion, and were not modified, as to uncertainty, audit scope, or accounting principles. (Please note: The Place firm did not perform any work or services during the two-year period prior to its resignation; however, for the specific periods of its employment by us, which periods are indicate below, our statement above as to the subject of adversity remain effective.)

     We had no disagreements with the Place firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the term of its engagement. (In its previous letter to us dated October 14, 2005, the Place firm indicated that it had no disagreements with us on any matter of accounting principles or practices, or financial statements disclosure; however, the firm did not state the specific dates of no disagreement with us.) (For clarification, the Place firm's period of engagement was between on or around July 18, 2000 and April 8, 2005.)

     As an integral part of this report, we are obligated by Item 304(a)(3) of Regulation S-B to deliver a letter and a copy of this report to the Place firm. The letter asks it whether it agrees or disagrees with the statements we made in this report. We are annexing a copy of our letter to the Place firm as Exhibit 16.3 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

     The following table lists the exhibits that we are annexing to this report. We consider these exhibits "filed" for purposes of Section 18 of the Securities Exchange Act.

Exhibit No.	Description of Exhibit

16.3	Letter to Arthur Place & Company, P. C. dated September 25, 2007 pursuant to Item 304(a)(3)

99.4	Certificate of Mailing dated September 25, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 20, 2007
By Order of the Board of Directors: